UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6730 N. Scottsdale Rd. Suite 150

Scottsdale, Arizona 85253

(Address of principal executive offices)

(480) 214-7400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 7, 2018, AV Homes, Inc., a Delaware corporation (the “Company”), Taylor Morrison Home Corporation, a Delaware corporation (“Taylor Morrison”), Taylor Morrison Communities, Inc. a Delaware corporation and an indirect subsidiary of Taylor Morrison (the “Intermediate Parent”), and Thor Merger Sub, Inc., a Delaware corporation and an indirect subsidiary of Taylor Morrison (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into, the Company (the “Merger”), with the Company continuing as the surviving entity in the Merger as an indirect subsidiary of Taylor Morrison.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $1.00 per share, of the Company (the “Company Common Shares”) (excluding any shares (i) subject to vesting, repurchase or other lapse restriction granted under a Company equity plan that is outstanding immediately prior to the Effective Time; (ii) held by any stockholder who properly demands and perfects his, her or its appraisal rights with respect to such shares; or (iii) owned directly by the Company (or any wholly owned subsidiary of the Company, Taylor Morrison or Merger Sub immediately prior to the Effective Time) will be converted into the right to receive and become exchangeable for (A) 0.9793 validly issued, fully paid and nonassessable shares of Class A common stock, $0.00001 par value per share, of Taylor Morrison (“Taylor Morrison Shares”), pursuant to applicable election procedures (subject to the pro ration as described below, “Stock Election Consideration”); (B) $21.50 in cash, without any interest thereon, pursuant to applicable election procedures (subject to the pro ration as described below, the “Cash Election Consideration”); or (C) $12.64 in cash, without any interest thereon and 0.4034 validly issued, fully paid and nonassessable Taylor Morrison Shares (the “Mixed Election Consideration” and, together with the Cash Election Consideration and the Stock Election Consideration, “Merger Consideration”). The per share Cash Election Consideration and Stock Election Consideration are subject to adjustment pursuant to the terms of the Merger Agreement such that the aggregate Merger Consideration will consist of approximately 58.8% cash and approximately 41.2% Taylor Morrison Shares. No fractional Taylor Morrison Shares will be issued in the Merger, and the Company stockholders will receive cash in lieu of any fractional shares.

The Merger Agreement provides that, at the Effective Time, (a) each outstanding stock option to purchase Company Common Shares and (b) each restricted stock unit or deferred stock unit award corresponding to Company Common Shares (each, a “Company RSU Award”) that is held by a non-employee director will vest (to the extent unvested) and be cancelled and converted into the right to receive an amount in cash equal to the Cash Election Consideration in respect of each share of Company Common Shares underlying such award (less the applicable exercise price, in the case of stock options). In addition, each (i) award of restricted Company Common Shares (“Company Restricted Stock Award”) and (ii) each Company RSU Award held by an employee will be assumed by Taylor Morrison and converted into a corresponding award in respect of Taylor Morrison Shares (a “Taylor Morrison Award”), with the number of shares underlying each such Taylor Morrison Award to equal the product of (A) the number of Company Common Shares subject to the Company Restricted Stock Award (assuming applicable performance conditions are fully achieved) or Company RSU Award (assuming applicable performance conditions are achieved at target levels) immediately prior to the Effective Time and (B) the Stock Election Consideration. Each such Taylor Morrison Award will have the same vesting and acceleration of vesting terms and conditions (other than any performance-based vesting conditions) as, and other terms and conditions that are substantially similar to, those that applied to the corresponding Company Restricted Stock Award or Company RSU Award, as applicable, prior to the Effective Time.

Taylor Morrison will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Form S-4”) in connection with the issuance of Taylor Morrison Shares in the Merger, which will include as a prospectus and a proxy statement relating to the meeting of the Company’s stockholders to be held to vote on the adoption of the Merger Agreement and approval of the Merger.

The completion of the Merger is subject to the satisfaction or waiver of certain customary conditions, including (i) the adoption of the Merger Agreement by the Company’s stockholders, (ii) the absence of any law or order prohibiting the Merger, (iii) the effectiveness of the Form S-4 and the approval for listing on the NYSE of the Taylor Morrison Shares to be issued pursuant to the Merger; (iv) the absence of a material adverse effect on AV Homes and (v) certain other customary conditions relating to the parties’ representations and warranties in the Merger Agreement and the performance of their respective obligations. The Merger is not subject to approval by the stockholders of Taylor Morrison or to any financing condition, and Taylor Morrison represents and warrants in the Merger Agreement that it will have at the Effective Time cash on hand and available borrowing capacity sufficient in the aggregate to fund all of its payment obligations under the Merger Agreement and in connection with the transactions contemplated thereby, including the Merger.

The Merger Agreement contains customary representations and warranties made by each of the Company and Taylor Morrison, and also contains customary pre-closing covenants, including covenants, among others, (i) by the Company to operate its businesses in the ordinary course consistent with past practice and to refrain from taking certain actions without the Taylor Morrison’s consent, (ii) by the Company not to initiate, solicit, knowingly facilitate or knowingly encourage and, subject to certain exceptions, not to participate in any discussions or negotiations with, any person making any proposal for an alternative transaction, (iii) by the Company to call and hold a special stockholders meeting and, subject to certain exceptions, require the board of directors of the Company (the “Company Board”) to recommend to the Company’s stockholders that they vote in favor of the adoption of the Merger Agreement and approval of the Merger and (iv) by each of the Company, Taylor Morrison and Merger Sub to use reasonable best efforts to obtain governmental and third party approvals.

The Merger Agreement contains certain termination rights, including (i) in the event that the parties mutually agree to termination, (ii) for either of the Company or Taylor Morrison, if the Merger is not consummated on or before December 7, 2018 (the “Outside Date”), (iii) for either of the Company or Taylor Morrison, if any law or order permanently prohibits consummation of the Merger, (iv) for either of the Company or Taylor Morrison, if the requisite approval of the Company’s stockholders is not obtained, (v) for either of the Company or Taylor Morrison, if the other party is in breach of its respective representations and warranties or covenants under the Merger Agreement such that a closing condition is not satisfied (subject to notice and cure and other customary exceptions), (vi) for Taylor Morrison, if the Company Board changes its recommendation to the Company’s stockholders or (vii) for the Company, in order to enter into an agreement providing for a superior alternative transaction.

The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay to Taylor Morrison a termination fee equal to $18,472,000 in cash. However, the termination fee payable by AV Homes to Taylor Morrison will be $10,000,000 in cash if the Merger Agreement is terminated prior to the “Window Period End Time” by (a) Taylor Morrison in response to the Company Board change in its recommendation with respect to a superior proposal by a “Qualified Bidder” or (b) by the Company in order for the Company to accept a superior proposal by a “Qualified Bidder.” Under the terms of the Merger Agreement, a “Qualified Bidder” is a bidder that shall have delivered an acquisition proposal on or prior to 11:59p.m. (New York time) on July 7, 2018 with respect to which, on or prior to such date, the Company Board determined in good faith (after consultation with its outside legal counsel and its financial advisors) constituted or would reasonably be expected to lead to a superior proposal. In addition, the term “Window Period End Time” in the Merger Agreement means, with respect to a Qualified Bidder, the later of (i) 11:59p.m. (New York time) on July 22, 2018 and (ii) one day after the end of a required notice period with respect to a superior proposal (or new notice periods in respect thereof) by such Qualified Bidder, provided that such initial notice period began on or prior to 11:59p.m. (New York time) on July 22, 2018.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Taylor Morrison. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Taylor Morrison rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about the Company or Taylor Morrison.

Item 8.01	Other Events

Voting Agreement

Concurrently with the execution and delivery of the Merger Agreement, on June 7, 2018, Taylor Morrison and TPG Aviator, LP (“TPG”) entered into a voting agreement (the “Voting Agreement”) to become effective immediately following approval from the Company Board of the Voting Agreement and the Merger Agreement. Pursuant to the terms of the Voting Agreement, TPG agreed, among other things, to vote all outstanding Company Common Shares currently held or thereafter acquired by TPG (the “TPG Shares”) in favor of the adoption of the Merger Agreement and against any proposal by third parties to acquire the Company, and to take certain other actions in furtherance of the transactions contemplated by the Merger Agreement, including electing to receive solely Stock Election Consideration, in each case subject to the limitations set forth in the Voting Agreement.

Subject to certain exceptions, the Voting Agreement prohibits certain transfers by TPG of any of the TPG Shares and certain other actions that would impair the ability of TPG to fulfill its obligations under the Voting Agreement. The Voting Agreement also contains non-solicitation covenants with respect to alternative transactions generally similar to those contained in the Merger Agreement with respect to the Company.

The Voting Agreement will terminate automatically on the first to occur of (i) a change in the recommendation of the Company Board, (ii) certain amendments or waivers of the Merger Agreement without TPG’s prior consent, (iii) the Effective Time and (iv) the termination of the Merger Agreement.

The foregoing description of the Voting Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 7, 2018, among Taylor Morrison Home Corporation, Taylor Morrison Communities, Inc., Thor Merger Sub, Inc. and AV Homes, Inc.*

99.1	Voting Agreement, dated June 7, 2018, by and between Taylor Morrison Home Corporation and TPG Capital.

*	The Company Disclosure Letter has been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

*    *    *

Additional Information about the Merger and Where to Find It:

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction between Taylor Morrison and the Company, Taylor Morrison will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a Proxy Statement of the Company that also constitutes a Prospectus of Taylor Morrison (the “Proxy Statement/Prospectus”). The Company plans to mail to its shareholders the definitive Proxy Statement/Prospectus in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT TAYLOR MORRISON, THE COMPANY, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Taylor Morrison and the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by Taylor Morrison in the Investor Relations section of Taylor Morrison’s website at http://investors.taylormorrison.com or by contacting Taylor Morrison’s Investor Relations at investor@taylormorrison.com or by calling (480) 734-2060, and will be able to obtain free copies of the documents filed with the SEC by the Company in the Investor Relations section of the Company’s website at http://investors.avhomesinc.com or by contacting the Company’s Investor Relations at m.burnett@avhomesinc.com or by calling (480) 214-7408.

Forward Looking Statements:

Some of the statements in this filing are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements (including where the word “could,” “may,” or “would” is used rather than the word “will”) and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of the Company and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to the Company, or persons acting on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the integration of Taylor Morrison and the Company and the ability to recognize the anticipated benefits from the combination of Taylor Morrison and the Company; the risk associated with the Company’s ability to obtain the shareholder approval required to consummate the merger and the timing of the closing of the merger, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; risks relating to the value of the Taylor Morrison common stock to be issued in connection with the transaction; the anticipated size of the markets and continued demand for Taylor Morrison’s and the Company’s homes and the impact of competitive responses to the announcement of the transaction; access to available financing on a timely basis and on reasonable terms, including the refinancing of Taylor Morrison and the Company debt to fund the cash portion of the consideration in connection with the transaction. Additional risks are described under the heading “Risk Factors” in Taylor Morrison’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 21, 2018 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 23, 2018. Forward-looking statements speak only as of the date they are made. Except as required by law, neither Taylor Morrison nor the Company has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Participants in the Merger Solicitation

The Company, Taylor Morrison and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus described above when it is filed with the SEC.

Additional information regarding Taylor Morrison’s directors and executive officers is also included in Taylor Morrison’s proxy statement for its 2018 Annual Meeting of Shareholders, which was filed with the SEC on April 17, 2018, or its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 21, 2018, and information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2018, or its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 23, 2018. These documents are available free of charge as described above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 7, 2018, among Taylor Morrison Home Corporation, Taylor Morrison Communities, Inc., Thor Merger Sub, Inc. and AV Homes, Inc.

99.1	Voting Agreement, dated June 7, 2018, by and between Taylor Morrison Home Corporation and TPG Capital.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV HOMES, INC.

Date: June 7, 2018	By:	/s/ Roger A. Cregg
	Name:	Roger A. Cregg
	Title:	President and Chief Executive Officer